ASSET PURCHASE AGREEMENT

                                      among

                                MICROFRAME, INC.
                                  as the Buyer

                                       and

                       LEEMAH DATACOM SECURITY CORPORATION

                                  as the Seller

                                       and

                               LEEMAH CORPORATION

                                  as the Parent





                          Dated as of February 25, 1999



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                                TABLE OF CONTENTS



1.    Sale and Purchase of Assets
               1.1      Sale and Purchase
               1.2      Excluded Assets
               1.3      Consents

2.    Non-Assumption of Liabilities
               2.1      Non-Assumption

3.    Purchase Price, Payment, Etc.
               3.1      Purchase Price
               3.2      Promissory Note
               3.3      Transfer Taxes
               3.4      Allocation of Purchase Price

4.    Time and Place of Closing

5.    Representations and Warranties of the Seller and the Parent
          5.1      Organization
          5.2      Capitalization
          5.3      Authorization; Validity of Agreement
          5.4      No Violations; Consents and Approvals
          5.5      Sales Reports
          5.6      No Material Adverse Change
          5.7      No Undisclosed Liabilities
          5.8      Litigation; Compliance with Law; Licenses and Permits
          5.9      Accounts, Intellectual Property; Computer Software
          5.10     Title to Acquired Assets
          5.11     Material Contracts
          5.12     Taxes
          5.13     Environmental Matters
          5.14     No Brokers
          5.15     Assets Utilized in the Business
          5.16     Labor Matters
          5.17     Year 2000
          5.18     No Misstatements or Omissions
          5.19     Absence of Sensitive Payments

6.    Representations and Warranties of the Buyer



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          6.1      Organization
          6.2      Authorization; Validity of Agreement
          6.3      No Violations; Consents and Approvals
          6.4      No Brokers

7.    Other Agreements of the Parties
          7.1      Public Statements
          7.2      Other Actions
          7.3      Cooperation on Taxes
          7.4      Employees
          7.5      Consents; Releases
          7.6      Bulk Sales
          7.7      Inventory Pricing
          7.8      Access to the Seller's Retained Books and Records
          7.9      Action relating to Accounts
          7.10     Indemnification of Brokers
          7.11     Office Space License

8.    Conditions Precedent to the Closing
          8.1      Conditions Precedent to the Buyer's Obligations to Close
          8.2      Conditions Precedent to the Seller' Obligations to Close

9.    Termination

10.   Survival  of  Representations  and  Warranties;   Rights  and  Obligations
      Subsequent to Closing

          10.1 Survival of Representations and Warranties of the Seller and the Parent
          10.2     Survival of Representations and Warranties of the Buyer
          10.3     Collection of Assets
          10.4     Letters to Customers

11.   Indemnification
          11.1     Indemnification by the Seller and the Parent
          11.2     Indemnification by the Buyer
          11.3     Indemnification Procedures
          11.4     Right to Set-Off

12.   Miscellaneous
          12.1     Transaction Fees and Expenses
          12.2     Notices
          12.3     Amendment
          12.4     Waiver



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          12.5     Governing Law
          12.6     Jurisdiction
          12.7     Remedies
          12.8     Severability
          12.9     Further Assurances
          12.10    Assignment
          12.11    Binding Effect
          12.12    No Third Party Beneficiaries
          12.13    Entire Agreement
          12.14    Headings
          12.15    Counterparts

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                                    Schedules

Schedule 1.1(a)         Machinery, Hardware and Software
Schedule 1.1(f)         Trade Names
Schedule 1.2            Excluded Assets
Schedule 2.1            Assumed Liabilities
Schedule 5.4(b)         Governmental Approvals
Schedule 5.4(c)         Consents and Approvals
Schedule 5.6            Material Adverse Changes
Schedule 5.8(c)         Licenses and Permits
Schedule 5.10(a)        Liens
Schedule 5.11(a)        Material Contracts
Schedule 5.11(b)        Defaults or Events of Default
Schedule 5.12(a)        Taxes
Schedule 7.4(a)         Employees
Schedule 7.7            Inventory Pricing
Schedule 8.1(f)         Form of Bill of Sale


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                                    Exhibits

Exhibit 3.2             Form of Promissory Note
Exhibit 8.1(e)          Form of Bill of Sale
Exhibit 8.1(f)          Form of Noncompetition Agreement
Exhibit 8.1(h)          Form of Assignment of Patents, Trademarks and Tradenames


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                            ASSET PURCHASE AGREEMENT

                          Dated as of February 25, 1999

                  The parties to this Asset Purchase Agreement (this "Agreement") are MicroFrame, Inc., a New Jersey corporation, (the "Buyer"), LeeMAH Corporation, a California corporation (the "Parent") and LeeMAH Datacom Security Corporation, a California corporation and wholly-owned subsidiary of the Parent (the "Seller").

                                    RECITALS

         A. The Seller is in the business of software development relating to, and the manufacturer of products in connection with, network security and access (collectively, the "Business").

         B. The Buyer desires to purchase from the Seller, and the Seller desires to sell to the Buyer, certain of the Seller's assets and properties relating to the Business (involving, among other things, less than half of the inventory and equipment of Seller) along with the assumption of certain liabilities by the Buyer, in consideration for the payment by the Buyer to the Seller of the sum of $1,000,000.

                                    AGREEMENT

                  It is agreed as follows:

1.       Sale and Purchase of Assets.

         1.1 Sale and Purchase. Upon the terms and subject to the conditions contained in this Agreement, at the Closing (as defined in Section 4), the Seller shall sell, assign, transfer and deliver to the Buyer, and the Buyer shall purchase and accept from the Seller, all of the assets and rights of every nature, kind and description, tangible and intangible, wherever located, that are owned, used or held for use by the Seller in or for the Business, as the same shall exist on the Closing Date (as defined in Section 4) (collectively, the "Acquired Assets"), free and clear of any and all liens, charges, claims, pledges, security interests or other encumbrances ("Liens") including, without limitation, the following:

                  (a) machinery, hardware and software (including source code related thereto or used in connection therewith), including without limitation, all engineering and production tools, development tools, fixtures, jigs and test beds set forth on Schedule 1.1(a), all of which are taken AS IS, WHERE IS, WITHOUT ANY WARRANTIES, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE;

                  (b) interests owned by the Seller in any patent, copyright, trademark, trade name, brand name, service mark, service name, assumed name, logo, symbol, trade dress, design or representation or expression of any thereof, or registration or application for registration thereof, or any other invention, trade secret, market study, process required for or incident to the Business, business opportunity, technical information, know-how, processes, proprietary right or intellectual property, technologies, methods, designs, drawings, software (including documentation and source code listings), processes and other confidential or proprietary properties or information (collectively, the "Intellectual Property");

                  (c) all accounts and customer lists which are held, owned or standing in the name of the Seller, including without limitation, all sales, administration, tracking and accounting systems, accounts and lists, and customer support, prospect and account tracking information (the "Accounts");

                  (d) any contracts, agreements, options, commitments, understandings, covenants, licenses and other instruments (collectively, the "Contracts") pertaining to the Business (including the Material Contracts as listed on Schedule 5.11);

                  (e) other books, records, files, contracts, plans, notebooks, brochures and handbooks, production and sales data catalogs, and other data of the Seller relating to the Acquired Assets, whether or not in tangible form or in the form of intangible computer storage media such as optical disks, magnetic disks, tapes and all similar storage media;

                  (f) the names set forth on Schedule 1.1(f) and all variations thereof and all similar names and the goodwill associated therewith, together with all trademarks, service marks and trade names and patents of the Seller related to the Business, if any; and

                  (g) all goodwill associated with any of the foregoing.

         1.2 Excluded Assets. The only assets of the Seller that the Buyer is not acquiring hereby (the "Excluded Assets") are:

                  (a) cash and cash equivalents;

                  (b) accounts receivable prior to the Closing Date;

                  (c) all products carrying, and all intellectual property and other rights relating to products carrying, the "Bandwagon" tradename;

                  (d) the consideration to be delivered to the Seller pursuant to this Agreement for the Acquired Assets to be sold to the Buyer hereunder and the rights of the Seller hereunder;

                  (e) the certificate of incorporation, corporate seals, minute books, stock books, Tax Returns (as defined in Section 5.12(c)) and supporting data prepared expressly in connection therewith, and other records prepared directly in connection with the corporate organization and capitalization of the Seller and/or its operation as a corporation under applicable Laws (as defined in Section 5.8(b));


                  (f) shares of the capital stock of the Seller; and

                  (g) all assets set forth on Schedule 1.2.

         1.3 Consents. To the extent that the assignment of any Contract shall require the Consent (as defined in Section 5.4(c)) of the other parties thereto or of any third parties, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or of other obligations or commitments of the Seller. The Seller shall take any and all action necessary to obtain all such Consents prior to the Closing Date. If any such Consent is not obtained, and the Buyer waives the obtaining of such Consent as a condition precedent hereunder, then the Seller shall continue such efforts after the Closing Date and until such Consent is obtained and shall cooperate with the Buyer in any arrangement requested by the Buyer intended to provide for the Buyer all of each of the benefits of the Seller under such Contract.

2.       Non-Assumption of Liabilities.

         2.1 Non-Assumption. Upon the sale and purchase of the Acquired Assets, the Buyer shall not assume nor agree to pay or discharge when due any debt, obligation, responsibility, claim or liability of the Seller, whether known or unknown, contingent or absolute or otherwise, except as set forth in Schedule
2.1. The Buyer shall not be assuming, and the Seller shall remain responsible for and shall promptly pay, perform and discharge, all of its liabilities and obligations such that the Buyer will incur no liability whatsoever in connection therewith, and the Seller and the Parent shall indemnify the Buyer with respect to and shall hold the Buyer harmless from and against all such liabilities and obligations, including but not limited to the following:

                  (a) any obligation or liability of the Seller arising from a breach of a representation or warranty herein on its part or its failure to fully, faithfully and promptly perform any agreement or covenant on its part contained herein;

                  (b) any obligation or liability related to any present or former officer, director, shareholder, employee or agent of the Seller or any person or organization controlled by, controlling, or under common control with the Seller;

                  (c)  all  other   liabilities,   obligations,   contracts  and
commitments arising out of the ownership and operation of the Business of the Seller prior to the Closing Date;

                  (d) all liabilities of the Seller of any kind whatsoever arising before, on or after the Closing Date;

                  (e) any obligation or liability of the Seller to the extent the same arose prior to the Closing Date out of or resulting from noncompliance with any federal, state or local Laws (as hereinafter defined), whether relating to the environment, the health and safety standards applicable to employees, employee benefit plans, wage and hour Laws or other labor related matters or otherwise;

                  (f) any obligation or liability of the Seller to the extent that the Seller shall be indemnified by an insurer;

                  (g) any expenses of the Seller incurred in connection with the transactions contemplated hereunder (including but not limited to fees and expenses of finders, investment bankers, business brokers, attorneys and accountants), it being understood that all such expenses shall be paid by the Seller out of the Excluded Assets or the consideration to be delivered to the Seller pursuant to this Agreement, and not out of any of the Acquired Assets;

                  (h)  any obligations relating to an Excluded Asset;

                  (i) any indebtedness for borrowed money or any guaranty thereof;

                  (j) any amount due to any affiliate of the Seller or the Parent;

                  (k) any pension, profit-sharing or workmen's compensation or other employee benefit or post retirement plan and any liability or obligation arising thereunder;

                  (l) any liability or obligation as a result of any injury to persons or property;

                  (m) any liability for any maintenance or other contract or agreement relating to products not included in the Acquired Assets; and

                  (n) all claims of employees arising out of events, conditions and circumstances existing or occurring prior to the Closing Date, including, but not limited to, medical and health claims and disability claims.

3.       Purchase Price, Payment, Etc.

         3.1 Purchase Price. Subject to the terms and conditions of this Agreement, in consideration of the sale, conveyance, assignment, transfer and delivery of the Acquired Assets, the Buyer shall pay to the Seller an amount equal to $1,000,000 (the "Purchase Price").

3.2 Promissory Note. On the Closing Date, the Buyer shall deliver to the Seller a promissory note in the principal amount of the Purchase Price substantially in the form annexed hereto as Exhibit 3.2 (the "Note").

         3.3 Transfer Taxes. All sales, use, transfer, excise and similar taxes imposed by any state, county, local or other governmental entity or Taxing Authority (as defined in Section 5.12(a)) as a result of the transfer of the Acquired Assets hereunder and the other transactions contemplated hereby shall be duly and timely paid by the Buyer. The Buyer shall cooperate with Seller in connection with the filing of any Tax Returns in connection with such Taxes.

         3.4      Allocation of Purchase Price.

                  (a) The Buyer and the Seller shall, on or prior to the Closing, agree to an allocation of the Purchase Price in accordance with the relative fair market value of the Acquired Assets. The Buyer and the Seller shall be bound for such allocation for all purposes, including determining any Tax (as defined in Section 5.12(c)), shall prepare and file all Tax Returns (as defined in Section 5.12(c)), including Forms 8594, in a manner consistent with such allocations, and shall not take any position inconsistent with such allocations in any Tax Return, any proceeding before any Taxing Authority or otherwise. In the event that any allocation is questioned, audited or disputed by any Taxing Authority, the party receiving notice thereof shall promptly notify and consult with the other party concerning the strategy for the resolution thereof, and shall keep the other party apprised of the status of such question, audit or dispute and the resolution thereof.

                  (b) The Buyer and the Seller shall duly and timely file their respective Forms 8594, and with respect to each payment pursuant to this Agreement, in accordance with this Section. Each party shall furnish a copy of each Form 8594 filed by it to the other party promptly after filing. For purposes of the preparation of Form 8594, the name and address of the Buyer and the Seller, respectively, is as set forth in Section 12.2.

4. Time and Place of Closing. The closing of the purchase and sale provided for in this Agreement (the "Closing") occurred at the same time this Agreement was executed, on February 25, 1999 (the "Closing Date").

5. Representations and Warranties of the Seller and the Parent.

         The Seller and the Parent jointly and severally represent and warrant to the Buyer as follows:

         5.1 Organization. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Seller is duly qualified or licensed to do business and in good standing as a foreign corporation in each of the jurisdictions in which the ownership or use of its properties or assets, or the nature of the activities conducted by it, requires such qualification. The Seller has delivered to the Buyer true, correct and complete copies of its respective certificate of incorporation and bylaws, as currently in effect.

         5.2 Capitalization. The Parent all of the issued and outstanding capital stock of the Seller. All of the capital stock of Seller is validly issued, fully-paid and nonassessable. There are no (a) outstanding warrants, options or other rights granted by the Seller to purchase or acquire, or preemptive rights with respect to the issuance or sale of, the capital stock of the Seller; (b) other securities of the Seller directly or indirectly convertible into or exchangeable for shares of capital stock of the Seller; or
(c) restrictions on the transfer of the Seller's capital stock.

         5.3 Authorization; Validity of Agreement. The Seller and the Parent have the requisite capacity and authority to execute, deliver and perform all obligations pursuant to this Agreement and each of the other agreements, instruments, documents and certificates to be executed and delivered pursuant to this Agreement, including but not limited to, any item referred to in Section 8 (collectively, with this Agreement, the "Transaction Documents") to which it is a party and to assume and perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. Each of this Agreement and the other Transaction Documents has been duly executed, authorized and delivered by the Seller and the Parent to the extent such is a party thereto and is a valid and binding obligation of the Seller and the Parent, as the case may be, enforceable against each such party in accordance with their respective terms, except as such enforceability may be subject to or limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally.

         5.4      No Violations; Consents and Approvals.

                  (a) The execution, delivery and performance of each of this Agreement and the other Transaction Documents by the Seller and the Parent to the extent such is a party thereto does not, and the consummation by the Seller and the Parent of the transactions contemplated hereby and thereby will not, (i) violate any provision of the certificate of incorporation or bylaws of the Seller, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under any of the terms, conditions or provisions of any Contract to which the Seller is a party or by which any of the properties or assets of the Seller may be bound or otherwise subject or (iii) violate any order, writ, judgment, injunction, decree, law, statute, rule or regulation applicable to the Seller or any of its properties or assets.

                  (b) Except as set forth in Schedule 5.4(b), no filing or registration with, notification to, or authorization, consent or approval of, any foreign, provincial, United States federal, state, county, municipal or other local jurisdiction, political entity, body, organization, subdivision or branch, legislative or executive agency or department or other regulatory service, authority or agency (a "Governmental Entity") is required in connection with the execution, delivery and performance of this Agreement or any of the other Transaction Documents to which the Seller is a party or the consummation by the Seller of the transactions contemplated hereby and thereby.

                  (c) No filing or consent, approval, order, authorization, notification to, notice to, estoppel certificate, registration, ratification, declaration, waiver, exemption or variance (collectively, together with the filings, registrations, notifications, authorizations, consents and approvals of Governmental Entities set forth in Section 5.4(c), "Consents") of any individual or entity (a "Person") is required in connection with the execution, delivery and performance of this Agreement or any of the other Transaction Documents to which the Seller is a party or the consummation by the Seller of the transactions contemplated hereby and thereby, except for such Consents as are set forth on Schedule 5.4(c) hereof.

         5.5 Sales Reports. The Seller has heretofore delivered to the Buyer certain sales reports in connection with the Acquired Assets relating to the financial condition and results of operations thereof for the period from August 1, 1998 through December 31, 1998 (the "Sales Reports"). The Sales Reports are accurate in all respects and the information contained therein fairly represents the financial condition and results of operations of the Acquired Assets.

         5.6 No Material Adverse Change. Except as set forth on Schedule 5.6, since December 31, 1998, (a) no event, condition or circumstance has occurred that could, or could be reasonably likely to, have a material adverse effect on the Business or the Acquired Assets, or on the condition (financial or otherwise), results of operations or prospects of the Seller or the Business; and (b) the Business has been conducted in the ordinary course and consistent with past practice. Since December 31, 1998, the Seller has not (i) made any change in any method of accounting or accounting practice, principle or policy used by the Seller, (ii) incurred any indebtedness, obligation or liability or paid, satisfied or discharged any indebtedness, obligation or liability prior to the due date or maturity thereof, except current indebtedness, obligations and liabilities in the ordinary course of business, or (iii) made any change or modification in any manner of the Seller's (A) billing and collection policies, procedures and practices with respect to accounts receivable or unbilled charges, (B) policies, procedures and practices with respect to the provision of discounts, rebates or allowances, or (C) payment policies, procedures and practices with respect to accounts payable.

         5.7 No Undisclosed Liabilities. There is no fact which materially adversely affects, or may in the future materially adversely affect, the business, properties, or operations of the Seller, including the Business, that has not been specifically disclosed herein or in a Schedule furnished herewith. Furthermore, and without limiting the foregoing, neither the Seller nor the Parent have any knowledge of any claim for indemnity against the Seller, the Acquired Assets or the Business for or in connection with any claim whatsoever.

         5.8      Litigation; Compliance with Law; Licenses and Permits.

                  (a) There is no claim, suit, action or proceeding ("Proceeding") pending, nor, to the best knowledge of the Seller and the Parent, is there any investigation or Proceeding threatened, that involves or affects the Seller or the Business, by or before any Governmental Entity, court, arbitration panel or any other Person.

                  (b) The Seller and the Business have, and on the Closing Date will have, complied with all applicable foreign, provincial, United States federal, state, county, municipal or other local criminal, civil or common laws, statutes, ordinances, orders, codes, rules, regulations, permits, policies, guidance documents, judgments, decrees, injunctions, or agreements of any Governmental Entity (collectively, "Laws"), including but not limited to Laws relating to zoning, building codes, antitrust, occupational safety and health, industrial hygiene, environmental protection, water, ground or air pollution, the generation, treatment, storage or disposal of any Hazardous Substance (as defined in Section 5.13), consumer product safety, product liability, hiring, wages, hours, employee benefit plans and programs, collective bargaining and the payment of withholding and social security taxes. Since January 1, 1995, neither the Seller nor the Parent has received any notice of any violation of any Law.

                  (c) The Seller and the Business have every license, permit, certification, qualification or franchise issued by any Governmental Entity (each, a "License") and every approval, authorization, waiver, variance, exemption, consent or ratification by or on behalf of any Person that is not a party to this Agreement (each, a "Permit") required for them to conduct their business as presently conducted.
Schedule 5.8(c) sets forth a list of such Licenses and Permits. All such Licenses and Permits are in full force and effect and neither the Seller nor the Parent has received notice of any pending cancellation or suspension of any thereof nor, to the best knowledge of the Seller and the Parent, is any cancellation or suspension thereof threatened. The applicability and validity of each such License and Consent will not be adversely affected by the consummation of the transactions contemplated by this Agreement.

         5.9      Accounts, Intellectual Property; Computer Software.

                  (a) The names, addresses and telephone numbers of each and every Account has been provided in the Acquired Assets. The Seller owns or has the right to use, free and clear of all claims or rights of others, all Accounts, and the Seller has the right to transfer all Accounts. Neither the Seller nor the Parent are using any confidential or proprietary information or trade secrets (including customer list and mailing lists) of the Seller's past or present employees. The Seller has adopted all reasonable measures to protect the Accounts. Copies of all forms of nondisclosure or confidentiality agreements utilized by the Seller to protect the Accounts have been provided to Buyer and are listed in Schedule 5.9(a).

                  (b) Schedule 1.1(f) lists all Intellectual Property that is owned by the Seller or any other Person and used by the Seller in the operation of the Business, and there are no pending or threatened claims by any Person relating to the Seller's ownership or use of any Intellectual Property. The Seller has such rights of ownership (free and clear of all Liens) of, or such rights by license, lease or other agreement to use (free and clear of all Liens) the Intellectual Property as are necessary to permit the Seller to conduct its business as currently conducted and the Seller is not obligated to pay any royalty or similar fee to any Person in connection with its use or license of any of the Intellectual Property.

                  (c) The Seller has such rights of ownership (free and clear of all Liens) of, or such rights by license, lease or other agreement to use (free and clear of all Liens), all computer software programs including, without limitation, application software that are used by the Seller and that are necessary and material to the conduct of the Business as currently conducted. None of the Seller's ownership rights or rights to use any of the computer programs referred to above will be adversely affected by any of the transactions contemplated hereby.

         5.10     Title to Acquired Assets.

                  (a) The Seller has good and marketable title to the Acquired Assets, free and clear of all Liens, other than (i) Liens, if any, for personal property taxes and assessments not yet due and payable and (ii) Liens disclosed on Schedule 5.10(a). At the Closing, the Seller will have caused each Lien referred to on Schedule 5.10(a) to have been terminated, and the Buyer will obtain good and marketable title to all of the Acquired Assets free and clear of all Liens.

                  (b) All items of tangible personal property owned or leased by the Seller and used in the conduct of the Business (collectively, the "Personal Property"), conforms in all respects to all requirements of applicable Laws. All of the items included within the Personal Property are fully operational and operating in the ordinary course of the Business, are in good operating condition and in a good state of maintenance and repair, are adequate for use in the conduct of the Business, as previously conducted and as proposed to be conducted and are capable of operation in the Business on an efficient and profitable basis.

         5.11     Material Contracts.

                  (a) Schedule 5.11(a) sets forth a true, complete and correct list of every Contract that is material to the rights, properties, assets, business or operations of the Seller or the Acquired Assets (the foregoing, collectively, "Material Contracts"). The Seller has heretofore provided true, complete and correct copies of all Material Contracts to the Buyer.

                  (b) Except as set forth in Schedule 5.11(b), (i) there is not and has not been claimed or alleged by any Person with respect to any Material Contract, any existing default, or event that with notice or lapse of time or both would constitute a default or event of default, on the part of the Seller or, to the best knowledge of the Seller and the Parent, on the part of any other party thereto and (ii) no consent, approval, authorization or waiver from, or notice to, any Governmental Entity or other Person is required in order to maintain in full force and effect any of the Material Contracts, other than such consents and waivers that have been obtained and are unconditional and in full force and effect and such notices that have been duly given and copies of such consents, waivers and notices have been delivered to the Buyer.

         5.12     Taxes.

                  (a)      Except as set forth in Schedule 5.12(a):

                           (i) the Seller has duly and timely filed or caused to
be filed with the Internal Revenue Service or other applicable Governmental Entity (collectively, "Taxing Authorities") all Tax Returns (as defined below) that are required to be filed by or on behalf of the

Seller or that include or relate to the Acquired Assets or the Business, which Tax Returns are true, correct and complete, and (B) duly and timely paid in full or caused to be paid in full, or recorded a provision for such payment on the books and records of the Seller in accordance with GAAP for the payment of, all Taxes that are due and payable that could result in a Lien on any Acquired Asset or the Business and has recorded a provision for such payment on the books and records of the Seller in accordance with GAAP for the payment of all Taxes that are not due and payable;

                           (ii) the Seller has duly and timely complied with all
applicable Laws relating to the collection or withholding of Taxes, and the reporting and remittance thereof to the applicable Taxing Authorities;

                           (iii)   no   audit,    examination,    investigation,
reassessment or other administrative or court proceeding (collectively, a "Tax Proceeding") is pending or proposed with regard to any Tax or Tax Return referred to in clause (i) above; and

                           (iv)  there  is no Lien  for any Tax  upon any of the
Acquired Assets or the Business;

                  (b) The Seller has provided to the Buyer true, complete and correct copies of (i) all Tax Returns relating to, and (ii) all audit reports relating to, each proposed adjustment, if any, made by any Taxing Authority with respect to any taxable period ending after December 31, 1993 any and all Taxes with respect to which a Lien may be imposed on any Acquired Asset or the Business.

                  (c) As used herein, (i) "Tax Return" means any return, declaration, report, information return or statement, and any amendment thereto, including without limitation any consolidated, combined or unitary return or other document (including any related or supporting information), filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection, payment, refund or credit of any federal, state, local or foreign Tax or the administration of any Laws relating to any Tax or ERISA, and (ii) "Tax" or "Taxes" means any and all taxes, charges, fees, levies, deficiencies or other assessments of whatever kind or nature including, without limitation, all net income, gross income, profits, gross receipts, excise, real or personal property, sales, ad valorem, withholding, social security, retirement, excise, employment, unemployment, minimum, estimated, severance, stamp, property, occupation, environmental, windfall profits, use, service, net worth, payroll, franchise, license, gains, customs, transfer, recording and other taxes, customs duty, fees assessments or charges of any kind whatsoever, imposed by any Taxing Authority, including any liability therefor as a transferee (including without limitation under Section 6901 of the Code or any similar provision of applicable Law), as a result of Treasury Regulation ss.1.1502-6 or any similar provision of applicable Law, or as a result of any Tax sharing or similar agreement, together with any interest, penalties or additions to tax relating thereto.

         5.13     Environmental Matters.

                  (a) the Seller is in compliance with, and the Business has been conducted in material compliance with, all Environmental Laws (as defined below) and Environmental Permits (as defined below);

                  (b) Neither the Seller nor the Parent has received any notice that remains pending or outstanding with respect to the Business from any Governmental Entity or Person alleging that the Seller is not in material compliance with any Environmental Law;

                  (c) there are no past or pending, or to the best knowledge of the Seller and the Parent, threatened, any Environmental Claims against the Seller or with respect to the Business or the Acquired Assets and neither the Seller nor the Parent are aware of any facts or circumstances which could be expected to form the basis for any Environmental Claim against the Business; and

                  (d) As used herein, (i) "Environment" means all air, surface water, groundwater, or land, including land surface or subsurface, including all fish, wildlife, biota and all other natural resources; (ii) "Environmental Claim" means any and all administrative or judicial actions, suits, orders, claims, liens, notices, notices of violations, investigations, complaints, requests for information, proceedings or other communications (written or oral), whether criminal or civil, (collectively, "Claims") pursuant to or relating to any applicable Environmental Law by any person (including, but not limited to, any Governmental Entity, Person and citizens' group) based upon, alleging, asserting, or claiming any actual or potential (x) violation of or liability under any Environmental Law, (y) violation of any Environmental Permit, or (z) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines, or penalties arising out of, based on, resulting from, or related to the presence, Release, or threatened Release into the Environment, of any Hazardous Substances at any location, including, but not limited to, any off-Site location to which Hazardous Substances or materials containing Hazardous Substances were sent for handling, storage, treatment, or disposal; (iii) "Environmental Law" means any and all Laws relating to the protection of health and the Environment, worker health and safety, and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, or Release of Hazardous Substances, whether now existing or subsequently amended or enacted, and the state analogies thereto, all as amended or superseded from time to time; and any common law doctrine, including, but not limited to, negligence, nuisance, trespass, personal injury, or property damage related to or arising out of the presence, Release, or exposure to a Hazardous Substance; (iv) "Environmental Permit" means any permits, licenses, approvals, consents or authorizations required by any Governmental Entity under or in connection with any Environmental Law; and (v) "Hazardous Substance" means petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, lead or lead-containing materials, polychlorinated biphenyls; and any other chemicals, materials, substances or wastes in any amount or concentration which are now included in the definition of "hazardous substances," "hazardous materials," "hazardous wastes," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "regulated substances," "solid wastes," or "contaminants" or words of similar import, under any Environmental Law.

         5.14 No Brokers. Except with respect to KPMG Peat Marwick LLP, neither the Seller nor the Parent have employed, or otherwise engaged, any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders' fees or other similar fees in connection with the transactions contemplated by this Agreement, and the Seller and the Parent shall be jointly and severally liable for any fees, commissions or other costs payable in connection therewith.

         5.15 Assets Utilized in the Business. The assets, properties and rights owned, leased or licensed by the Seller or used in connection with the Business and that will be owned, leased or licensed by the Seller as of the Closing Date, and all the agreements to which the Seller is a party, constitute all of the properties, assets and agreements necessary to the Seller in connection with the operation and conduct by the Seller of the Business as presently and as proposed to be conducted.

         5.16 Labor Matters. There are no labor strikes, slow-downs or stoppages or other labor troubles pending or, to the best knowledge of the Seller and the Parent, threatened with respect to the employees of the Seller; to the best knowledge of the Seller and the Parent, no representation questions exist; there is no collective bargaining agreement binding on the Seller and there is no agreement which restricts the Seller from relocating or closing any or all of its businesses or operations; there are no grievances asserted that might have an adverse effect upon the Business, or the financial condition or prospects of the Seller, nor is there pending any arbitration proceeding arising out of or under any labor union agreement; the Seller has not experienced any work stoppage during the last five years.

         5.17 Year 2000. All of the Seller's systems, software, data and databases, including without limitation, any of such systems, software, data and databases relating to the Acquired Assets (collectively, the "Systems") are (or with the purchase and use of updated software will be) Year 2000 Compliant (as hereinafter defined). For purposes of this Agreement, "Year 2000 Compliant" shall mean: (i) the occurrence in or use by the Systems of dates before, on or after January 1, 2000 will not adversely affect the performance of the Systems with respect to date-dependent data, computations, output or other functions, including without limitation, calculating, comparing and sequencing; (ii) the Systems will not abnormally end or provide invalid or incorrect results as a result of date-dependant data; and (iii) the Systems can accurately recognize, manage, accommodate and manipulate date-dependant data, including, without limitation, single century formulas and leap years.

         5.18 No Misstatements or Omissions. No representation or warranty by the Seller and the Parent contained in this Agreement and no statement contained in any certificate, list, Schedule, Exhibit or other instrument specified or referred to in this Agreement, whether heretofore furnished to the Buyer or hereafter furnished to the Buyer pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary to make the statements contained therein, in light of the circumstances under which it was made, not misleading.

         5.19 Absence of Sensitive Payments. Neither the Seller nor the Parent (together with any such party's directors, officers, brokers, sub-brokers, agents or employees) on behalf of the Seller:

                  (a) has made or has agreed to make any contributions, payments or gifts of funds or property to any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift was or is illegal under the laws of the United States, any state thereof or any jurisdiction (foreign or domestic);

                  (b) has established or maintained any unrecorded fund or asset for any purpose, or has made any false or artificial entries on any of its books or records for any reason; or

                  (c) has made or agreed to make any contribution or expenditure, or has reimbursed any political gift or contribution or expenditure made by any other person to candidates for public office, whether federal, state or local (foreign or domestic) where such contributions were or would be a violation of applicable law.

6. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller as follows:

         6.1 Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Except to the extent which would not be reasonably likely to have a material adverse effect on the Buyer's financial condition, results of operations, properties or assets (a "Material Adverse Effect"), the Buyer is duly qualified or licensed to do business as a corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary.

         6.2 Authorization; Validity of Agreement. The Buyer has the requisite corporate power and authority to execute, deliver and perform this Agreement and each other agreement executed or to be executed by it pursuant to the terms of this Agreement (collectively, the "Buyer Agreements") and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Buyer of this Agreement and the other Buyer Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Buyer, and no other proceedings on the part of the Buyer are necessary to authorize the execution, delivery and performance of this Agreement and the other Buyer Agreements to which the Buyer is a party and the consummation of the transactions contemplated hereby and thereby. This Agreement and each other Buyer Agreement to which the Buyer is a party has been duly executed and delivered by the Buyer and, assuming due authorization, execution and delivery of this Agreement and each other Buyer Agreement by the Seller and the Parent party thereto, is a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as such enforceability may be subject to or limited by applicable bankruptcy, insolvency, reorganization, or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights generally.

         6.3      No Violations; Consents and Approvals.

                  (a) The execution, delivery and performance of this Agreement and the Buyer Agreements by the Buyer, do not, and the consummation by the Buyer of the transactions contemplated hereby and thereby will not, (i) violate any provision of the certificate of incorporation or bylaws of the Buyer, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, license, contract, agreement or other instrument to which the Buyer is a party or by which the Buyer or any of its properties or assets may be bound or otherwise subject or
(iii) violate any order, writ, judgment, injunction, decree, law, statute, rule or regulation applicable to the Buyer or any of its respective properties or assets, except in each instance set forth in clauses (i), (ii) or (iii) above, where any such violation, breach or default would not be reasonably likely to have a Material Adverse Effect.

                  (b) No filing or registration with, notification to, or authorization, consent or approval of, any Governmental Entity is required in connection with the execution, delivery and performance of this Agreement or the other Buyer Agreements by the Buyer or the consummation by the Buyer of the transactions contemplated hereby and thereby, except filings as may be required under state and federal securities laws to give effect to the issuance of the Shares pursuant to this Agreement and except when the failure to file, register or obtain consent or approval would not be likely to have Material Adverse Effect.

         6.4 No Brokers. The Buyer has not employed or otherwise engaged any broker or finder or incurred any liability for any fees relating thereto in connection with the transactions contemplated in this Agreement

7.       Other Agreements of the Parties.

         7.1 Public Statements. No press releases or any public disclosure, either written or oral, of the transactions contemplated by this Agreement shall be made without the prior written notice and written consent of the Buyer.

         7.2 Other Actions. Each of the parties hereto shall use all reasonable efforts to (i) take, or cause to be taken, all actions, (ii) do, or cause to be done, all things, and (iii) execute and deliver all such documents, instruments and other papers, as in each case may be necessary, proper or advisable under applicable Laws, or reasonably required in order to carry out the terms and provisions of this Agreement and to consummate and make effective the transactions contemplated hereby.

         7.3 Cooperation on Taxes. The Seller and the Buyer shall cooperate with each other by executing or causing to be executed any required documents and by making available to the other, all books and records relating to the Acquired Assets or the Business (including work papers, records and notes of any kind) at all reasonable times, for the purpose of allowing the appropriate party to complete its Tax Returns, respond to defend or prosecute any Tax Proceeding, make any determination required under this Agreement (including, but not limited to, determinations as to which period any asserted Tax liability is attributable) and verify issues.

         7.4      Employees.

                  (a) On or prior to the Closing, the Buyer and the Seller shall prepare a mutually agreeable list of employees of the Seller to be attached to this Agreement as Schedule 7.4(a). The Buyer may offer employment effective as of such dates, and upon such terms and conditions, as determined in the sole discretion of the Buyer to all employees of the Seller listed on Schedule 7.4(a) (all such employees who accept such offer of employment being the "Transferred Employees"). The Seller shall obtain, and provide the Buyer with the written agreement of each Transferred Employee applicable to it to the Buyer's review of the personnel file of such Transferred Employee, prior to the Buyer's review of such personnel file. In addition to the obligation of the Seller set forth below, all responsibility for employees of the Seller, other than Transferred Employees, including, without limitation, claims arising out of the decision not to include such employees on Schedule 7.4(a), shall be liabilities of the Seller.

                  (b) The Buyer shall not be responsible for any payments, expenses and costs paid or required to be paid in connection with the employment or termination of employment of any employees of the Seller who are not listed on Schedule 7.4(a), or who are listed on Schedule 7.4(a) and do not accept the Buyer's offer of employment with the Buyer.

                  (c) The Seller shall remain responsible for (i) payment of any and all wages, accrued vacation pay, bereavement pay, jury duty pay, disability income, supplemental unemployment benefits, fringe benefits or other perquisites of employment, termination indemnities or similar benefits (whether arising under any plan, program, policy or arrangement of the Seller or under applicable local law), payroll taxes and other payroll related expenses and (ii) payments to or under employee benefit plans (within the meaning of Section 3(3) of ERISA) maintained or contributed to by the Seller, in either case arising out of or relating to the employment of any of the Transferred Employees by the Seller prior to the Closing.

                  (d) The Seller shall retain responsibility and liability for all workers' compensation claims of the Transferred Employees to the extent relating to events, conditions or circumstances that occur or exist prior to the Closing. Notwithstanding the foregoing, the Buyer may, at its election, assume responsibility for the supervision, defense or settlement of any such workers' compensation claims at the Seller's cost and expense. The Buyer shall keep the Seller reasonably apprised of the status of such workers' compensation claims. The Seller may, at its own expense, participate in the supervision, defense or settlement of any such workers' compensation claims, and shall cooperate in the supervision, defense or settlement of any such workers' compensation claims if requested to do so by the Buyer. The Buyer shall have sole responsibility and liability for any workers' compensation claims of Transferred Employees to the extent relating to any event, condition or circumstance that occurs after the Closing.

                  (e) In respect of grievances or claims made with the U.S. Equal Employment Opportunity Commission ("EEOC Claims") of Transferred Employees to the extent relating to their employment by the Seller including, without limitation, any such grievances or EEOC Claims filed before state or local authorities for which payment has not been made prior to the Closing, the Seller shall retain responsibility and liability for all amounts due with respect thereto including, without limitation, the payment of any amounts in the nature of back pay or employee compensation, and any state or federal taxes in connection with such back pay or employee compensation. Handling of such grievances and EEOC Claims shall be at the Seller's cost and expense.

                  (f) Nothing in this Section 7.4 shall limit the at-will nature of the employment of the Transferred Employees or the right of the Buyer to alter or terminate any employee benefit plan.

         7.5 Consents; Releases. The Seller and the Parent shall cause the Seller to receive all Consents on or prior to the Closing Date, each of which Consent is set forth on Schedule 5.4(c). At or prior to the Closing, the Seller and the Parent shall cause the Business and the Acquired Assets to be released from all liabilities, liens or other obligations.

         7.6 Bulk Sales. The Seller and the Parent hereby (i) irrevocably waive any and all compliance by any party hereto in connection with any "bulk transfer" or similar statute, rule or regulation ("Bulk Transfer Laws") and (ii) jointly and severally indemnify and hold harmless the Buyer and each of its directors, officers, employees, shareholders and agents from and against any and all liabilities (including without limitation, attorneys' fees thereof) arising out of any failure by any party to comply with any Bulk Transfer Laws.

         7.7 Inventory Pricing. The Seller hereby agrees to sell certain inventory of the Seller to the Buyer at the prices set forth in Schedule 7.7 annexed hereto. This sale will be separately documented and is not included in the Acquired Assets.

         7.8 Access to the Seller's Retained Books and Records. From and after the Closing Date, at all reasonable times and as often as the Buyer reasonably may request, the Seller shall, and shall cause each of its affiliates to, permit the Buyer (and its accountants, other representatives or attorneys), to have complete and unrestricted access to all books, records and other factual information retained by the Seller relating to the Acquired Assets or the Business as the Buyer may reasonably require, and to make copies and excerpts thereof and to discuss the same with the Seller's officers, directors, employees, accountants and agents, in connection with (a) the preparation, filing or audit of the federal, state, local or foreign income or other Tax Returns of the Buyer or any affiliate of the Buyer, or with respect to any dispute, refund, claim or litigation relating to those returns and the taxes due pursuant to those returns, (b) the collection of any account receivable, (c) the initiation, prosecution or defense of any other litigation by the Buyer or any affiliate of the Buyer, (d) compliance by the Buyer or any of its affiliates with any legal or regulatory obligation of those entities, (e) any Acquired Asset, (f) the release or defense of any Excluded Liability or any Lien, or (g) the administration, enforcement or adjudication of this Agreement and the other Transaction Documents. The Seller acknowledges that all such retained books, records and information constitute confidential information and may be disposed of only by destruction or delivery to the Buyer. The Seller shall maintain all retained books, records and information for at least six years following the Closing Date, except that the Seller from time to time at its cost and expense may deliver portions thereof to the Buyer.

         7.9 Action relating to Accounts. Without the prior written consent of the Buyer, which consent may be withheld in its reasonable discretion, neither the Seller nor the Parent shall commence any litigation or take any action whatsoever in connection with the collection of any amounts due on behalf of the Seller with respect to any Accounts.

         7.10 Indemnification of Brokers. Each of the parties hereby indemnifies and holds harmless the other parties against any and all liabilities or damages whatsoever (including reasonable attorneys' thereof) arising out of or relating to any fees, commissions or other payments payable by such party to any brokers, finders or other financial advisors of any kind.

         7.11     Office Space License.

                  (a) The Seller will license to the Buyer, and the Buyer will license from the Seller, the right to use and occupy approximately 4,000 square feet of space in the building with the street address 6200 Paseo Padre Parkway, Fremont, California, for a period not exceeding three months at a rate of $1.00 per square foot per month. Buyer agrees to execute a standard commercial lease to evidence such rental prior to occupying the premises.

8.       Conditions Precedent to the Closing.

         8.1 Conditions Precedent to the Buyer's Obligations to Close. The obligation of the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby is subject to the satisfaction prior to or on the Closing Date of each of the following conditions; provided, however, that the Buyer shall have the right to waive all or any part of each such condition and to close the transactions contemplated hereby without, however, releasing the Seller or the Parent from any covenant, obligation, agreement or condition contained herein or from any liability for any loss or damage sustained by the Buyer by reason of the breach by the Seller or the Parent of any covenant, obligation, agreement or condition contained herein or by reason of any misrepresentation made by the Seller or the Parent; and provided further, however, that the Buyer's participation in the Closing shall not in any way be deemed to be a waiver of any claim it may have hereunder for any breach of any representation, warranty, covenant or agreement:

                  (a) The representations and warranties of the Seller and the Parent contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing Date, with the same force and effect as if made on the Closing Date, except for such representations and warranties as are made as of a specific date, which shall be true and correct in all material respects as of such date.

                  (b) The covenants and agreements of the Seller and the Parent contained in this Agreement and required to be complied with or performed on or prior to the Closing Date shall have been complied with or performed in all respects.

                  (c) The Buyer shall have received, each in form and substance reasonably satisfactory to the Buyer, all Consents of, and estoppel certificates and releases from, any Governmental Entity or other Person that is required for the consummation of the transactions contemplated hereby and for the Buyer to conduct and operate the Business, which Consents, notices and estoppel certificates are listed in Schedule 5.4(c).

                  (d) No event or events shall have occurred between the date hereof and the Closing Date which, individually or in the aggregate, have, or are reasonably likely to have, a material adverse effect on the Acquired Assets or the Business.

                  (e) The Buyer shall have received a Bill of Sale substantially in the form annexed hereto as Exhibit 8.1(e), duly executed by the Seller.

                  (f) The Seller and the Parent shall have executed and delivered to the Buyer a non-competition agreement substantially in the form annexed hereto as Exhibit 8.1(f).

                  (g) The Seller shall have signed and delivered to the Buyer a letter addressed to the customers of the Seller in form and substance satisfactory to the Buyer advising such customers of the sale by the Seller to the Buyer of the Acquired Assets.

                  (h) The Seller shall have executed and delivered to the Buyer an Assignment of Patents, Trademarks and Tradenames substantially in the form annexed hereto as Exhibit 8.1(h) together with such other documents and instruments necessary to effectuate the transfer of any Intellectual Property from the Seller to the Buyer and record the transfer or transfers thereof.

                  (i) There shall be no order, decree or injunction of a court of competent jurisdiction or other Governmental Entity that prevents the consummation of the transactions contemplated by this Agreement or Proceeding that threatens to prevent such transactions.

         8.2 Conditions Precedent to the Seller' Obligations to Close. The obligation of the Seller to consummate the transactions contemplated hereby is subject to the satisfaction prior to or on the Closing Date of each of the following conditions; provided, however, that the Seller shall have the right to waive all or any part of each such condition, and to close the transactions contemplated hereby without, however, releasing the Buyer from any covenant, obligation, agreement or condition contained herein or from any liability for any loss or damage sustained by the Seller by reason of the breach by the Buyer of any covenant, obligation, agreement or condition contained herein, by reason of any misrepresentation made by the Buyer; and provided further, however, that the Seller' participation in the Closing shall not in any way be deemed to be a waiver of any claim it may have hereunder for any breach of any representation, warranty, covenant or agreement:

                  (a) The representations and warranties of the Buyer contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing Date, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of a specific date, which shall be true and correct in all material respects as of such date.

                  (b) The covenants and agreements contained in this Agreement to be complied with by the Buyer on or before the Closing Date shall have been complied with or performed in all respects.

                  (c) The Buyer shall have delivered the Note duly executed by an authorized officer thereof.

                  (d) There shall be no order, decree or injunction of a court of competent jurisdiction or other Governmental Entity that prevents the consummation of the transactions contemplated by this Agreement or Proceeding that threatens to prevent such transactions.

9.       Termination.

                  (a)  This Agreement may be terminated at any time prior to the
Closing:

                           (i) by the  mutual  agreement  of the  Buyer  and the
Seller;

                           (ii) by the Buyer or the Seller (if such party is not
in breach of or default under this Agreement) giving written notice to such effect to the other party if the Closing shall not have occurred on or before March 31, 1999, or such later date as the parties shall have agreed upon prior to the giving of such notice; or

                           (iii) by either  the Buyer or the Seller in the event
of a material breach by or default of the other party hereto.

                  (b) Upon termination of this Agreement pursuant to Section 9(a), all obligations of the parties shall terminate except those under Section 11; provided, however, that no such termination shall relieve the Seller or the Parent of any liability to the Buyer, or the Buyer of any liability to the Seller, by reason of any breach of or default under this Agreement.

10.  Survival  of  Representations   and  Warranties;   Rights  and  Obligations
Subsequent to Closing.

         10.1 Survival of Representations and Warranties of the Seller and the Parent. Notwithstanding any right of the Buyer fully to investigate the affairs of the Seller and the Parent and notwithstanding any knowledge of facts determined or determinable by the Buyer pursuant to such investigation or right of investigation, the Buyer has the right to rely fully upon the representations and warranties of the Seller and the Parent contained in this Agreement or in any other Transaction Document. All such representations and warranties shall survive the execution and delivery of this Agreement and the Closing hereunder and shall thereafter continue in full force and effect until the third anniversary of the Closing Date, and any liability of the Seller and the Parent in respect of any breach of any such representation or warranty shall terminate on the third anniversary of the Closing Date, except for liability with respect to which notice shall have been given on or prior to such date to the party against which such claim is asserted pursuant to Section 11.3, which such liability shall remain an obligation of the party against whom such claim is asserted, provided that, any liability of the Seller or the Parent arising out of or relating to breaches of the representations and warranties contained in Sections 5.12 and
5.13 shall continue in full force and effect and shall survive the execution and delivery of this Agreement in perpetuity.

         10.2  Survival of  Representations  and  Warranties  of the Buyer.  The
Seller has the right to rely fully upon the representations and warranties of the Buyer contained in this Agreement or in any other Transaction Document. All such representations and warranties shall survive the execution and delivery of this Agreement and the Closing hereunder and shall thereafter continue in full force and effect until the third anniversary of the Closing Date, and Buyer's liability in respect of any breach of any such representation or warranty shall terminate on the third anniversary of the Closing Date, except for liability with respect to which notice shall have been given on or prior to such date to the party against which such claim is asserted pursuant to Section 11.3, which such liability shall remain an obligation of the party against whom such claim is asserted.

         10.3 Collection of Assets. Subsequent to the Closing, the Buyer shall have the right and authority to collect all items transferred to it by the Seller, and the Seller agrees that it will promptly transfer or deliver to the Buyer from time to time, any cash or other property that the Seller may receive with respect to any claims, contracts, licenses, leases, commitments, sales orders, purchase orders, or any other item required to be transferred to the Buyer pursuant to this Agreement.

         10.4 Letters to Customers. In addition to the letters to the customers of the Seller advising such customers of the sale of the Acquired Assets by the Seller to the Buyer, which letters the Seller is required to sign and deliver to the Buyer on or prior to the Closing Date pursuant to Section 8.1(h), the Seller and the Parent agree to cooperate fully with the Buyer after the Closing in the drafting, signing, delivering and sending out of follow-up letters to the customers of the Seller.

11.      Indemnification.

         11.1 Indemnification by the Seller and the Parent. Subject to the limitations contained in Section 10, the Seller and the Parent shall jointly and severally indemnify and defend the Buyer and each of its officers, directors, employees, shareholders, agents, advisors or representatives (each, a "Buyer Indemnitee") against, and hold each Buyer Indemnitee harmless from, any loss, liability, obligation, deficiency, damage or expense including without limitation, interest, penalties, reasonable attorneys' and consultants' fees and disbursements (collectively, "Damages"), that any Buyer Indemnitee may suffer or incur based upon, arising out of, relating to or in connection with any of the following (whether or not in connection with any third party claim):

                  (a) any breach of any representation or warranty made by the Seller and the Parent contained in this Agreement or in any other Transaction Document or in respect of any claim made based upon facts alleged which, if true, would constitute any such breach;

                  (b) the failure by the Seller or the Parent to perform or to comply with any covenant or condition required to be performed or complied with by any such party contained in this Agreement or in any other Transaction Document; or

                  (c) the ownership or operation of the Business or Acquired Assets prior to the Closing Date, including payment and/or non-assumption of liabilities in accordance with Section 2.1.

         11.2 Indemnification by the Buyer. Subject to the limitations contained in Section 10, the Buyer shall indemnify and defend the Seller and the Seller's officers, directors, employees, shareholders, agents, advisors or representatives (each, a "Seller Indemnitee") against, and hold each Seller Indemnitee harmless from, any Damages that such Seller Indemnitee may suffer or incur arising from, related to or in connection with any of the following:

                  (a) any breach of any representation or warranty made by the Buyer contained in this Agreement or in any other Transaction Document or in respect of any claim made based upon facts alleged which, if true, would constitute any such breach;

                  (b) the Buyer's failure to perform or to comply with any covenant or condition required to be performed or complied with by the Buyer contained in this Agreement or in any other Transaction Document; or

                  (c) the ownership or operation of the Business or Acquired Assets on or after the Closing Date, including assumed liabilities set forth in
Schedule 2.1.

         11.3     Indemnification Procedures.

                  (a) Promptly after notice to an indemnified party of any claim or the commencement of any Proceeding, including any Proceeding by a third party, involving any Damage referred to in Sections 11.1 or 11.2, such indemnified party shall, if a claim for indemnification in respect thereof is to be made against an indemnifying party pursuant to this Section 11, give written notice to the latter of the notice of such claim or the commencement of such Proceeding, setting forth in reasonable detail the nature thereof and the basis upon which such party seeks indemnification hereunder; provided, however, that the failure of any indemnified party to give such notice shall not relieve the indemnifying party of its obligations under such Section, except to the extent that the indemnifying party is actually prejudiced by the failure to give such notice.

                  (b) (i) In the case of any Proceeding by a third party against an indemnified party, if the indemnifying party acknowledges in writing its obligation to indemnify the indemnified party therefor, the indemnifying party will be entitled to assume the defense thereof (at the expense of the indemnifying party), with counsel reasonably satisfactory to the indemnified party, and, after notice from the indemnifying party to the indemnified party of its acknowledgment of liability and assumption of the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof (but the indemnified party shall have the right, but not the obligation, to participate at its own cost and expense in such defense by counsel of its own choice) or for any amounts paid or foregone by the indemnified party as a result of any settlement or compromise thereof that is effected by the indemnified party (without the written consent of the indemnifying party), except as provided in Section 11.3(b)(ii) below.

                           (ii) Anything in Section 11.3(b)(i)  notwithstanding,
if the indemnified party determines with advise of counsel that a conflict of interest exists between the indemnifying party and the indemnified party in respect of any Proceeding or if both the indemnifying party and the indemnified party are named as parties or subject to any Proceeding and either such party determines with advice of counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the other party, then the indemnified party will have the right to employ separate counsel to represent itself, and in that event, after notice to such effect is duly given hereunder to the other party, the reasonable fees and expenses of such separate counsel will be paid by the indemnifying party.

                  (c) Each of the indemnifying and indemnified party shall cooperate fully with the other in the defense of any Proceeding hereunder, including without limitation, appearing and giving testimony, producing documents and other tangible evidence, allowing the other party access to the books and records of such party and otherwise assisting the other party in conducting such defense. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement or compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or Proceeding. Provided that proper notice is duly given, if the indemnifying party shall fail promptly and diligently to properly assume the defense thereof, then the indemnified party may respond to, contest and defend against such Proceeding and may make in good faith any compromise or settlement with respect thereto, and recover from the indemnifying party the entire cost and expense thereof including, without limitation, reasonable attorneys' fees and disbursements and all amounts paid or foregone as a result of such Proceeding, or the settlement or compromise thereof. The indemnification required hereunder shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills or invoices are received or loss, liability, obligation, damage or expense is actually suffered or incurred.

                  (d) Any notice of a claim hereunder which does not involve a third party shall include a statement in prominent and conspicuous type, that if the indemnifying party does not dispute its liability to the indemnified party with respect to such claim by notice to the indemnified party prior to the expiration of a 45 calendar day period following the indemnifying party's receipt of notice of such claim, the claim will be conclusively deemed a liability of the indemnifying party. If the indemnifying party does not notify the indemnified party prior to the expiration of a 45 calendar day period following its receipt of such notice that the indemnifying party disputes its liability to the indemnified party under this Agreement, such claim specified by the indemnified party in such notice will be conclusively deemed a liability of the indemnifying party under this Agreement and the indemnifying party shall pay the amount of such liability to the indemnified party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount is determined. If the indemnifying party has timely disputed its liability with respect to such claim, as provided above, the indemnifying party and the indemnified party will proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiation by the 90th day after notice of such claim was given to the indemnifying party, such dispute will be resolved: (i) by arbitration to be conducted by a single arbitrator pursuant to the Rules of the American Arbitration Association, which arbitration shall be conducted in New York, New York, or (ii) by such other methods or procedures as the indemnifying party and the indemnified party mutually agree. If arbitration is used, the parties will complete all submissions to the arbitrator within 45 days of choosing the arbitrator, and the arbitrator will provide a final ruling on each dispute within 30 days of the final submission by the parties. The arbitrator shall award to the party that obtains substantially the relief sought that party's costs and fees, including reasonable attorneys' fees.

12.      Miscellaneous.

         12.1 Transaction Fees and Expenses. Each party hereto shall bear such costs, fees and expenses as may be incurred by it in connection with this Agreement and the transactions contemplated hereby.

         12.2 Notices. Any notice, demand, request or other communication which is required, called for or contemplated to be given or made hereunder to or upon any party hereto shall be deemed to have been duly given or made for all purposes if (a) in writing and sent by (i) messenger or a recognized national overnight courier service for next day delivery with receipt therefor, or (ii) certified or registered mail, postage paid, return receipt requested, or (b) sent by facsimile transmission with a written copy thereof sent on the same day by postage paid first-class mail or (c) by personal delivery to such party at the following address:

                 To the Buyer:

                           MicroFrame, Inc., Inc.
                           21 Meridian Road
                           Edison, New Jersey 08820
                           Attention: John F. McTigue, Chief Financial Officer
                          Facsimile No.: (732) 494-3134

                  with a copy to:

                           Parker Chapin Flattau & Klimpl, LLP
                           1211 Avenue of the Americas
                           New York, New York 10036
                           Attention: James Alterbaum, Esq.
                           Facsimile No.: (212) 704-6288

                  To the Seller or the Parent:

                           c/o LeeMAH Datacom Security Corporation
                           6200 Paseo Padre Parkway
                           Fremont, California 94555
                           Attention: Mr. Warren Gee, Vice President-Finance Facsimile No.: (415) 433-2560

                  with a copy to:

                           Howard Rice Nemerovski Canady Falk & Rabkin
                           3 Embarcadero Center
                           7th Floor
                           San Francisco, California 94111
                           Attention: Barry A. Abbott, Esq.
                           Facsimile No.: 415) 217-5910

or such other address as either party hereto may at any time, or from time to time, direct by notice given to the other party in accordance with this Section.

         12.3 Amendment. Except as otherwise provided herein, no amendment of this Agreement shall be valid or effective unless in writing and signed by or on behalf of the party against whom the same is sought to be enforced.

         12.4 Waiver. No course of dealing of any party hereto, no omission, failure or delay on the part of any party hereto in asserting or exercising any right hereunder, and no partial or single exercise of any right hereunder by any party hereto shall constitute or operate as a waiver of any such right or any other right hereunder. No waiver of any provision hereof shall be effective unless in writing and signed by or on behalf of the party to be charged therewith. No waiver of any provision hereof shall be deemed or construed as a continuing waiver, as a waiver in respect of any other or subsequent breach or default of such provision, or as a waiver of any other provision hereof unless expressly so stated in writing and signed by or on behalf of the party to be charged therewith.

         12.5  Governing   Law.  This  Agreement   shall  be  governed  by,  and
interpreted and enforced in accordance with, the laws of the State of New York without giving effect to principles of conflicts or choice of law thereof.

         12.6 Jurisdiction. Each of the parties hereto hereby irrevocably consents and submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York in connection with any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, waives any objection to venue in such district and waives any right to claim that such district may be an inconvenient forum.

         12.7 Remedies. In the event of any actual or prospective breach or default by any party hereto, the other parties shall be entitled to equitable relief, including remedies in the nature of rescission, injunction and specific performance. All remedies hereunder are cumulative and not exclusive. Nothing contained herein and no election of any particular remedy shall be deemed to prohibit or limit any party from pursuing, or be deemed a waiver of the right to pursue, any other remedy or relief available now or hereafter existing at law or in equity (whether by statute or otherwise) for such actual or prospective breach or default, including the recovery of damages.

         12.8  Severability.  The  provisions  hereof are  severable  and if any provision of this Agreement shall be determined to be legally invalid, inoperative or unenforceable in any respect by a court of competent jurisdiction, then the remaining provisions hereof shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect, and any such invalid, inoperative or unenforceable provision shall be deemed, without any further action on the part of the parties hereto, amended and limited to the extent necessary to render such provision valid, operative and enforceable.

         12.9 Further Assurances. Each party hereto covenants and agrees promptly to execute, deliver, file or record such agreements, instruments, certificates and other documents and to perform such other and further acts as the other party hereto may reasonably request or as may otherwise be necessary or proper to consummate and perfect the transactions contemplated hereby.

         12.10 Assignment. Except as provided herein, this Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto, their heirs and their respective successors and permitted assignees and may not be assigned or transferred by the Seller or the Parent without the prior written consent of the Buyer.

         12.11 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

         12.12 No Third Party Beneficiaries. Nothing contained in this Agreement, whether express or implied, is intended, or shall be deemed, to create or confer any right, interest or remedy for the benefit of any Person other than as otherwise provided in this Agreement.

         12.13 Entire Agreement. This Agreement, together with the Exhibits, Schedules, certificates and other documentation referred to herein or required to be delivered pursuant to the terms hereof, contains the terms of the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all prior agreements, commitments, understandings, discussions, negotiations or arrangements of any nature relating thereto.

         12.14 Headings. The headings contained in this Agreement are included for convenience and reference purposes only and shall be given no effect in the construction or interpretation of this Agreement.

         12.15 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this Agreement to be executed as of the date first written above.

                                  Seller:  LEEMAH DATACOM SECURITY CORPORATION

                                  By:      /s/ Warren Gee
                                          --------------------------------------
                                      Name:    Warren Gee
                                      Title: Chief Financial Officer

                                 Parent:   LEEMAH CORPORATION

                                 By:    /s/ Warren Gee
                                       -----------------------------------------
                                     Name:  Warren Gee
                                     Title: Vice President-Finance


                                 Buyer:  MICROFRAME, INC.

                                 By:    /s/  Robert M. Groll
                                        ----------------------------------------
                                     Name:   Robert M. Groll
                                     Title:  Vice President-Business Development

                                 Schedule 1.1(a)
                        Machinery, Hardware and Software

(ALL TAKEN AS, IS WHERE IS, WITHOUT ANY WARRANTIES, INCLUDING ANY
WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE)

                                 Schedule 1.1(f)
                                   Trade Names

                                  Schedule 1.2
                                 Excluded Assets


1.       Any office furniture and equipment not listed in Schedule 1.1(a)

2.       All inventory for resale and packing

3.       All leases and leasehold improvements

                                  Schedule 2.1
                               Assumed Liabilities


1. All Seller's warranties concerning software, of every kind and nature whatsoever (not including those involving "Bandwagon" products).

2. All Seller's warranties concerning all products, other than software and not these including "Bandwagon" products, of every kind and nature whatsoever; provided, however, that Buyer's reasonable costs in honoring such warranties concerning products other than software shall not in the aggregate exceed $30,000.

3. All claims of product liability concerning the Acquired Assets, of every kind and nature whatsoever.

4. All obligations of Seller under all contracts assumed by Buyer, including but not limited to, all obligations under that certain contract between LeeMah DataCom Security Corporation and Siemens Corporation dated December 13, 1994, and as amended to date.

                                 Schedule 5.4(b)
                             Governmental Approvals


None

                                  Schedule 5.6
                            Material Adverse Changes


None

                                 Schedule 5.8(c)
                              Licenses and Permits


None

                                Schedule 5.10(a)
                                      Liens


None

                                Schedule 5.11(a)
                               Material Contracts


1. That certain contract between LeeMah DataCom Security Corporation and Siemens Corporation dated December 13, 1994, and as amended to date.

                                Schedule 5.11(b)
                          Defaults or Events of Default


None

                                Schedule 5.12(a)
                                      Taxes


None

                                 Schedule 7.4(a)
                                    Employees

                                  Schedule 7.7
                                Inventory Pricing

                                   Exhibit 3.2
                             Form of Promissory Note

                                 Schedule 8.1(e)
                              Form of Bill of Sale

                                 Exhibit 8.1(f)
                        Form of Non-Competition Agreement

                                 Exhibit 8.1(h)
            Form of Assignment of Patents, Trademarks and Tradenames